As filed with the Securities and Exchange Commission on March 13, 2025

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EverCommerce Inc.
(Exact name of Registrant as specified in its charter)

Delaware	81-4063248
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

3601 Walnut Street, Suite 400
Denver, Colorado 80205
 (Address of principal executive offices) (Zip code)

 2021 Incentive Award Plan
2021 Employee Stock Purchase Plan
(Full title of the plans)

Eric Remer
Chief Executive Officer
EverCommerce Inc.
3601 Walnut Street, Suite 400
Denver, Colorado 80205
 Telephone: (720) 647-4948
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
Marc D. Jaffe	Lisa Storey
Benjamin J. Cohen	Chief Legal Officer
Jenna B. Cooper	EverCommerce Inc.
Latham & Watkins LLP	3601 Walnut Street, Suite 400
1271 Avenue of the Americas	Denver, Colorado 80205
New York, New York 10020	(720) 647-4948
(212) 906-1200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐	Smaller reporting company ☐

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 5,511,757 and 1,837,252 shares of the Registrant’s common stock to be issued pursuant to the EverCommerce Inc. 2021 Incentive Award Plan (“2021 Plan”) and the EverCommerce Inc. 2021 Employee Stock Purchase Plan (“2021 ESPP”), respectively, and for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plans is effective.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENT ON FORM S-8

The contents of the Registration Statement on Form S-8 (File Nos. 333-268321, 333-257707 and 333-277956), filed with the Securities and Exchange Commission, relating to the 2021 Plan and the 2021 ESPP, are incorporated herein by reference.

Item 8.	Exhibits.

Exhibit Number	Description

4.1
Amended and Restated Certificate of Incorporation of the Registrant, dated July 6, 2021 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-40575) filed on July 9, 2021)

4.2	Amended and Restated Bylaws of the Registrant, dated July 6, 2021 (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-40575) filed on July 9, 2021)

5.1*	Opinion of Latham & Watkins LLP

23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2*	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page)

99.1
EverCommerce Inc. 2021 Incentive Award Plan (incorporated by reference to Exhibit 10.6 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-256641), filed on June 23, 2021 with the Commission)

99.1.1
Form of RSU Agreement under the EverCommerce Inc. 2021 Incentive Award Plan (incorporated by reference to Exhibit 10.6.1 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-256641), filed on June 23, 2021 with the Commission)

99.1.2
Form of Option Agreement under the EverCommerce Inc. 2021 Incentive Award Plan (incorporated by reference to Exhibit 10.6.2 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-256641), filed on June 23, 2021 with the Commission)

99.2
EverCommerce Inc. 2021 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.7 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-256641), filed on June 23, 2021 with the Commission)

107.1*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on March 13, 2025.

EverCommerce Inc.

By:	/s/ Eric Remer
Eric Remer
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Eric Remer, Ryan Siurek and Lisa Storey, or each of them singly, with full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments, including post-effective amendments to this registration statement, and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary or desirable to be done in connection therewith as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eric Remer	Director and Chief Executive Officer (Principal Executive Officer)	March 13, 2025
Eric Remer

/s/ Ryan H. Siurek	Chief Financial Officer (Principal Financial and Accounting Officer)	March 13, 2025
Ryan H. Siurek

/s/ Richard A. Simonson	Director	March 13, 2025
Richard A. Simonson

/s/ Mark Hastings	Director	March 13, 2025
Mark Hastings

/s/ Joseph Osnoss	Director	March 13, 2025
Joseph Osnoss

/s/ Penny Baldwin-Leonard	Director	March 13, 2025
Penny Baldwin-Leonard

/s/ John Rudella	Director	March 13, 2025
John Rudella

/s/ Alexi Wellman	Director	March 13, 2025
Alexi Wellman

/s/ Tanner Austin	Director	March 13, 2025
Tanner Austin